UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 31, 2007

Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware	000-24597	84-1208770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5395 Pearl Parkway

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 218-5455

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change of Control Severance Agreements

On July 31, 2007, the Company entered into Change of Control Severance Agreements with each of Allen Snyder, the Company’s President and Chief Executive Officer, and Gary Gatchell, the Company’s Executive Vice President, Treasurer and Chief Financial Officer (respectively, the “Snyder Agreement” and the “Gatchell Agreement,” and collectively, the “Agreements”).

The Agreements are each for a term of three years (except in the event of a change of control during such term, in which case the Agreements will remain in effect through, and automatically terminate upon, the completion of all payments under the Agreements). The Agreements provide that in the event of a termination without cause or a resignation for good reason other than in connection with a change of control of the Company (as such terms are defined in the Agreements), and contingent on Mr. Snyder and Mr. Gatchell signing and not revoking a separation agreement and release of claims in favor of the Company and not soliciting any employee of the Company, nor competing with the Company for a period of twelve (12) months, Mr. Snyder and Mr. Gatchell will each receive:

•

a lump sum payment equal to twelve (12) months base salary (as in effect at the time of the termination) and, with respect to Mr. Snyder, his target annual incentive for the year in which the termination occurs;

•

reimbursement for premiums paid for continued health benefits under the Company’s health plans for Mr. Snyder and Mr. Gatchell (and any eligible dependents) until the earlier of twelve (12) months or the date when Mr. Snyder and Mr. Gatchell (and any eligible dependents) become covered under similar plans; and

•

vesting acceleration of Mr. Snyder’s and Mr. Gatchell’s then outstanding unvested equity awards as to the number of shares of Company common stock that would have vested prior to the date of the termination had the awards been subject to a monthly vesting schedule, except that vesting shall not occur with respect to equity awards subject to performance criteria that has not been achieved.

The Agreements also provide that in the event of a termination without cause or a resignation for good reason either two (2) months prior to or twelve (12) months following a change of control of the Company, and contingent on Mr. Snyder and Mr. Gatchell signing and not revoking a separation agreement and release of claims in favor of the Company and not soliciting any employee of the Company, nor competing with the Company for a period of twelve (12) months, Mr. Snyder and Mr. Gatchell will each receive:

•

a lump sum payment equal to twelve (12) months base salary (as in effect at the time of the termination) and, with respect to Mr. Snyder, his target annual incentive for the year in which the termination occurs;

•

reimbursement for premiums paid for continued health benefits under the Company’s health plans for Mr. Snyder and Mr. Gatchell (and any eligible dependents) until the earlier of twelve (12) months or the date when Mr. Snyder and Mr. Gatchell (and any eligible dependents) become covered under similar plans;

•	full vesting acceleration of and deemed achievement at target levels of all performance criteria with respect to Mr. Snyder’s and Mr. Gatchell’s then outstanding unvested equity awards; and

•	with respect to Mr. Snyder, a gross-up payment in the amount of any excise tax imposed under Section 4999 of the Internal Revenue Code as a result of the benefits received under the Snyder Agreement.

The Snyder Agreement and the Gatchell Agreement supersede and replace Mr. Snyder’s and Mr. Gatchell’s entitlement to severance payments and benefits pursuant to Mr. Snyder’s and Mr. Gatchell’s respective offer letters.

The Snyder Agreement and the Gatchell Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference. The foregoing description of the Agreements is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Restricted Stock Unit Awards

On July 31, 2007, the Company awarded 100,000 restricted stock units to Mr. Snyder and 75,000 restricted stock units to Mr. Gatchell (the “RSU Awards”) under the Company’s 1998 Stock Incentive Plan, and such awards are subject to the standard form of restricted stock unit agreement under such plan. Subject to Mr. Snyder’s and Mr. Gatchell’s continued employment with the Company or one of its subsidiaries through the scheduled vesting date, fifty percent (50%) of the restricted stock units subject to the RSU Awards are scheduled to vest on the first anniversary of the grant date of the RSU Awards. Subject to Mr. Snyder’s and Mr. Gatchell’s continued employment with the Company or one of its subsidiaries through the scheduled vesting date, the remaining 50% of the restricted stock units subject to the RSU Awards are scheduled to vest on the second anniversary of the grant date of the RSU Awards.

Also on July 31, 2007, the Company awarded 100,000 restricted stock units to Mr. Snyder and 75,000 restricted stock units to Mr. Gatchell with performance-based vesting (the “Performance-Based RSU Awards”). Mr. Snyder and Mr. Gatchell will be entitled to vest (in accordance with the vesting schedule described below) in fifty percent (50%) of the restricted stock units subject to the Performance-Based RSU Awards if the Company achieves the 2007 second half revenue goal set by the Company’s Board of Directors, and will be entitled to vest (in accordance with the vesting schedule described below) in fifty percent (50%) of the restricted stock units subject to the Performance-Based RSU Awards if the Company achieves the 2007 second half operating income goal set by the Company’s Board of Directors. In the event of a change of control during the performance period (as such terms are defined in the award agreement governing the Performance-Based RSU Awards), the performance period will end immediately prior to the change of control and the 2007 second half revenue goal and 2007 second half operating income goal will be deemed achieved. Subject to Mr. Snyder’s and Mr. Gatchell’s continued employment with the Company or one of its subsidiaries through each scheduled vesting date, fifty percent (50%) of the earned restricted stock units subject to the Performance-Based RSU Awards are scheduled to vest on each of the first and second year anniversaries of the grant date of the Performance-Based RSU Awards.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Change of Control Severance Agreement, dated July 31, 2007, by and between the Company and Allen Snyder.

10.2	Change of Control Severance Agreement, dated July 31, 2007, by and between the Company and Gary Gatchell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION

Date: August 6, 2007	By:	/s/ GARY GATCHELL
Gary Gatchell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change of Control Severance Agreement, dated July 31, 2007, by and between the Company and Allen Snyder.

10.2	Change of Control Severance Agreement, dated July 31, 2007, by and between the Company and Gary Gatchell.